UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 27, 2008

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) USEC Inc. (the "Company") discovered a computational error in note 18, Quarterly Financial Data (Unaudited), on page 127 of its Annual Report on Form 10-K for the year ended December 31, 2007 (the "Form 10-K"), as filed with the Securities and Exchange Commission on February 26, 2008. The error related to the diluted average number of shares outstanding and diluted net income per share in the fourth quarter of 2007 and did not affect any other portions of the consolidated financial statements contained in the Form 10-K. As a result, on February 27, 2008, the Chief Executive Officer and the Chief Financial Officer, with the concurrence of the Audit, Finance and Corporate Responsibility Committee of the Board of Directors, concluded that the consolidated financial statements included in the Form 10-K should no longer be relied upon. The Chief Financial Officer and the Chairman of the Audit, Finance and Corporate Responsibility Committee has discussed the above matter with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm pursuant to Item 4.02(a) of Form 8-K.

The Company intends to correct the diluted average number of shares outstanding and the diluted net income per share for the fourth quarter of 2007 contained in note 18 of the notes to the consolidated financial statements in the Form 10-K by filing an amendment to the Form 10-K today.

The following is a summary of the changes to the diluted average number of shares outstanding and the diluted net income per share for the fourth quarter of 2007:

...............................................................As Previously Reported………As Corrected
Diluted average number of
shares outstanding (in millions):………………122.3……………………..158.4

Diluted net income per share:…………………..$.13……...……………….$.18

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

February 29, 2008	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)